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                                                                       Exhibit 5

                       [Letterhead of Faegre & Benson LLP]

                                  June 19, 2000



ReliaStar Financial Corp.
20 Washington Avenue South
Minneapolis, Minnesota  55401

         Re:  Registration on Form S-4 of 1,141,634 Shares of Common Stock
              ------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to ReliaStar Financial Corp., a Delaware corporation, in connection with the registration by ReliaStar under the Securities Act of 1933, as amended, of 1,141,634 shares of its common stock, $.01 par value (the "Shares"). The Shares are being registered pursuant to a Registration Statement on Form S-4 (as amended or supplemented, the "Registration Statement") to be filed with the Securities and Exchange Commission. The Shares are being issued pursuant to the Agreement and Plan of Merger, dated as of February 28, 2000, as amended (the "Merger Agreement"), among ReliaStar, Pilgrim Capital Corporation, a Delaware corporation and wholly owned subsidiary of ReliaStar, Pilgrim Lexington Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Pilgrim Capital Corporation, and Lexington Global Asset Managers, Inc., a Delaware corporation.

         We have examined such documents, records, and matters of law as we have deemed necessary for the purposes of this opinion, and based thereupon, we are of the opinion that the Shares to be issued upon the merger of Lexington with and into Pilgrim are duly authorized and, upon the filings intended to effect the merger of Lexington with and into Pilgrim in accordance with the Merger Agreement, will be validly issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Faegre & Benson LLP

                                                     Faegre & Benson LLP